April 18, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	SmartHeat Inc., fka Pacific Goldrim Resources, Inc.

Ladies and Gentlemen:

We have read the statements made by SmartHeat Inc., fka Pacific Goldrim Resources, Inc., in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Dale Matheson Carr-Hilton Labonte LLP

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DALE MATHESON CARR-HILTON LABONTE LLP